Exhibit 31.2

                                 CERTIFICATIONS

      I, Steve P. Sligh, Executive Vice President, Chief Financial Officer and Treasurer of DutchFork Bancshares, Inc., certify that:

      (1) I have reviewed this annual report on Form 10-KSB/A of DutchFork Bancshares, Inc.; and

      (2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: January 8, 2004

                               /s/ Steve P. Sligh
                               -------------------------------------------------
                               Steve P. Sligh
                               Executive Vice President, Chief Financial Officer and Treasurer
                               (principal financial and accounting officer)